SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2015

McGRAW HILL FINANCIAL, INC.
(Exact Name of Registrant as Specified in Charter)

New York
(State or Other Jurisdiction of Incorporation)

1-1023		13-1026995
(Commission File Number)		(IRS Employer Identification No.)

55 Water Street New York, New York		10041
(Address of Principal Executive Offices)		(Zip Code)

(212) 438-1000
Registrant’s telephone number, including area code:

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2015, McGraw Hill Financial, Inc. (the “Company”) announced certain leadership changes, effective immediately, including that (i) Mike Chinn, former President and CEO of SNL Financial LC (“SNL Financial”), has been named President of the newly combined business unit of SNL Financial and S&P Capital IQ, (ii) Imogen Dillon Hatcher, who previously served as President of S&P Capital IQ, has been named President of Platts, and Larry Neal, Platts’ President since 2009, has decided to retire and will remain as a senior advisor reporting to Douglas L. Peterson, President and CEO of the Company, through the end of 2015 and (iii) John Berisford, Executive Vice President of Human Resources at the Company, has been named Acting President of Standard & Poor's Ratings Services, succeeding Neeraj Sahai, who has resigned to pursue other opportunities. A copy of the press release announcing the leadership changes is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release issued by McGraw Hill Financial, Inc. dated September 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 8, 2015	By:	/s/ Scott L. Bennett
			Name:	Scott L. Bennett
			Title:	Senior Vice President, Associate General Counsel and Secretary